UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
September 4, 2014

ALCO Stores, Inc.

(Exact Name of Registrant as Specified in Charter)

Kansas 0-20269 48-0201080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

751 Freeport Parkway, Coppell, Texas 75019
(Address of Principal Executive Offices)	(Zip Code)

(469) 322-2900
(Registrant's telephone number, including area code)

___________________Not applicable_____________________ (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Interim Chief Executive Officer

On September 4, 2014, ALCO Stores, Inc., a Kansas corporation (the “Company”), announced the appointment of Stanley B. Latacha as Interim Chief Executive Officer of the Company, effective on such date.  Mr. Latacha will also serve as a director of the Company.  Stanley B. Latacha is a retail turnaround expert and strategic marketing and branding leader with over 30 years of experience, across retail categories. As a retail turnaround expert, he has been involved in assisting five retail chains (ranging from $500 million in annual sales to $3 billion in annual sales) achieve turnarounds in four different retail categories – mass merchant, off-price apparel, family apparel, and hard lines.  Since 2008, Mr. Latacha has served as President of LeAf the Un-agency, a retail marketing and advertising agency that provides on-demand marketing strategy and advertising support for retailers and manufacturers entering the retail market. Since January 2014, he has been serving as the Chief Marketing Officer of American Laser Skincare, the largest beauty retailer in its category with 135 clinics.  From 2011 to 2012, Mr. Latacha served as a Senior Vice President and Chief Marketing Officer of Pamida, an affiliate of Sun Capital Partners, Inc., that operates more than 180 retail stores and pharmacies in small and mid-sized communities.  Prior to serving as an officer of Pamida, Mr. Latacha held chief marketing positions with such retailers as Ashley Furniture Industries, PETCO Animal Supplies, Goody’s Family Clothing, and OfficeMax.  Mr. Latacha received his B.S.B.A. from Roosevelt University.

In connection with Mr. Latacha’s appointment as Interim Chief Executive Officer, the Company and Mr. Latacha entered into an employment agreement dated as of September 4, 2014 (the “Employment Agreement”).  Under the terms of the Employment Agreement, Mr. Latacha will report directly to the Company’s board of directors.  Mr. Latacha’s term of employment commences on September 4, 2014, and continues for one year thereafter, such term to be automatically renewed for successive 90-day periods unless either party provides notice to the other.  Mr. Latacha will receive an annual base salary of $437,400, and will be eligible for bonus payments based upon the Company achieving certain financial and operating targets to be established for each bonus period by the Company’s compensation committee.  In the event of Mr. Latacha’s termination without cause or for good reason, the Company will pay Mr. Latacha his accrued but unpaid compensation, plus his then current salary, at regular pay cycle intervals, for twelve months, and if his termination occurs more than six months after the commencement of the most recent bonus period, his pro-rated bonus.  In the event of Mr. Latacha’s termination for cause or without good reason by Mr. Latacha, the Company will pay Mr. Latacha his accrued compensation and other benefits.  The Employment Agreement also contains customary confidentiality and non-competition covenants.

The foregoing summary description of the Employment Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Resignation of Chief Executive Officer

On September 4, 2014, the Company accepted the resignation of Richard E. Wilson as President and Chief Executive Officer of the Company.  In connection with Mr. Wilson’s resignation, the Company and Mr. Wilson entered into a Separation and Release Agreement dated as of September 4, 2014 (the

“Separation Agreement”).  Pursuant to the Separation Agreement, Mr. Wilson’s employment as an executive employee of the Company was terminated, and the Company agreed to pay Mr. Wilson his accrued but unpaid compensation and benefits through September 4, 2014 (the “Termination Date”).  In addition, the Company agreed to pay Mr. Wilson after his separation from service his current salary through September 2014 in accordance with the Company’s regular pay cycle intervals, and Mr. Wilson’s current salary, at regular pay cycle intervals, for twelve months thereafter.

Under the Separation Agreement, Mr. Wilson released the Company, its stockholders, affiliates, officers, directors, employees, agents and others from any claims arising prior to the Separation Agreement relating to Mr. Wilson’s employment with the Company.  Mr. Wilson also agreed not to initiate any lawsuit against the Company or any other released person relating to his employment by Company or the termination of his employment.

Mr. Wilson also agreed that his covenants contained in his employment agreement dated February 15, 2010 to maintain the confidentiality of the Company’s proprietary information and not to compete with the business activities of the Company will survive his termination.

The foregoing summary description of the Separation Agreement does not purport to be complete and is subject to qualified in its entirety by reference to the text of the Separation Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure
The Company issued a prior release in connection with Mr. Latacha’s appointment as Interim Chief Executive Officer and Mr. Wilson’s resignation as Chief Executive Officer, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.  Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being accompanied by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

10.1	Employment Agreement dated as of September 4, 2014 between Stanley B. Latacha and the Company

10.2	Separation and Release Agreement dated as of September 4, 2014 between Richard E. Wilson and the Company

99.1	Press Release, dated September 4, 2014, entitled “ALCO STORES, INC. ANNOUNCES INSTALLATION OF STAN LATACHA AS NEW CHIEF EXECUTIVE OFFICER”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCO STORES, INC.

By:	/s/ Stanley B. Latacha
Stanley B. Latacha
Interim Chief Executive Officer

Dated:                      September 4, 2014

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated as of September 4, 2014, between ALCO Stores, Inc. and Stanley B. Latacha.
10.2	Separation and Release Agreement, dated as of September 4, 2014, between ALCO Stores, Inc. and Richard E. Wilson.
99.1	Press Release, dated September 4, 2014, entitled “ALCO STORES, INC. ANNOUNCES INSTALLATION OF STAN LATACHA AS NEW CHIEF EXECUTIVE OFFICER”